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                                                                     Exhibit 5.2

                 [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]


                                October 3, 1997


Imperial Credit Commercial Mortgage
 Investment Corp.
11601 Wilshire Boulevard, Suite 2080
Los Angeles, California 90025

Ladies and Gentlemen:

     We have acted as counsel to Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation (the "Company"), in connection with the public offering by the Company of an aggregate of up to 28,750,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-11 (File No. 333-32685). Filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on August 1, 1997, as amended by Amendment No. 1 thereto filed with the Commission on September 12, 1997, Amendment No. 2 thereto filed with the Commission on September 25, 1997 and Amendment No. 3 thereto filed with the Commission on October 3, 1997 and to which this opinion is an exhibit (as so amended and together with all exhibits thereto, the "Registration Statement"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Charter of the Company as currently in effect, (iii) the Bylaws of the Company as currently in effect, (iv) a specimen of the stock certificate that will represent the Common Stock, and (v) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of



















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                         SONNENSCHEIN NATH & ROSENTHAL



Imperial Credit Commercial Mortgage
  Investment Corp.
October 3, 1997
Page 2


documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties or such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that, when delivered to and paid for by the several underwriters (the "Underwriters") as contemplated by the Registration Statement and in accordance with the underwriting agreement to be entered into by the Company and the Underwriters (substantially in the form set forth in Exhibit 1.1 to the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We are attorneys licensed to practice in the States of Illinois and California. To the extent that the opinions contained herein relate to matters of Maryland law we have relied solely upon the opinion of Piper & Marbury LLP, a copy of which was filed as Exhibit 5.1 to the Registration Statement, without independent verification.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /S/ SONNENSCHEIN NATH & ROSENTHAL